Exhibit 23.2

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Vroom, Inc. of our report dated May 19, 2022, relating to the December 31, 2021 and 2020 consolidated financial statements of United PanAm Financial Corp. and its subsidiaries, appearing in the Current Reports on Form 8-K/A filed by Vroom, Inc. on September 9, 2022 and April 8, 2022.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Los Angeles, California

September 9, 2022

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